UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): Sept 8, 2014

Malaysia Pro-Guardians Security Management Corporation

 (Exact name of registrant as specified in its charter)

Nevada	333-172114	33-1219511
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

136-40 39th Avenue, Suite 6B

Garden Plaza

Flushing, NY 11354

 (Address of principal executive offices)

Phone: +86 13909840703

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

On September 8, 2014, we issued 250,000 shares of our common stock in a private placement to certain accredited investors at a purchase price of $0.002 per share. For the issuance and sale of the stock, we relied on the exemption from registration provided under Regulation D of the Securities Act of 1933, as amended.

Also on September 8, 2014, we issued 2,250,000 shares of our common stock in a private placement to certain foreign investors at a purchase price of $0.002 per share. For the issuance and sale of the stock, we relied on the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.

We expect to use the net proceeds from the investors for general corporate purposes, including working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Malaysia Pro-Guardians Security Management Corporation

By:	/s/ Chin Yung Kong
Chin Yung Kong
CEO, CFO

Date: September 12, 2014